UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 29, 2010

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(Exact name of Registrant as specified in its charter)
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Commission File Number 1-6227

Iowa (State of Incorporation)	20-4195009 (I.R.S. Employer Identification No.)

2108 140th Avenue, P.O. Box 21
Algona, IA  50511
(Address of Principal Executive Offices)

(515) 395-8888
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 29, 2010, East Fork Biodiesel (the “Company”) and Farm Credit Services of America, FLCA (“Farm Credit”) entered into a Turnover Agreement.

Under the Turnover Agreement, the Company voluntarily turned over possession of its mortgaged real estate and related plant, fixtures and attached equipment (collectively, the “real estate and Plant”) to Farm Credit on July 30, 2010.  Farm Credit agreed to be solely responsible for the care, safekeeping, utilities, insurance and maintenance of the real estate and Plant.  The Company retained its inventory and accounts receivable as well as intangible personal property (such as cash, bank accounts, contract rights, etc.).  The Company has until August 20, 2010 to remove for resale its inventories of methanol and sodium methylate from the storage facilities at the Plant.  The following is a summary of certain terms of the Turnover Agreement:

•
Farm Credit and CoBank were permitted to file a Joint Motion and Stipulation for Leave to Reopen Foreclosure to Amend the Decree and the court granted and entered a Summary Judgment and Amended Decree of Foreclosure stipulating, among other things, that the real estate and Plant are not agricultural land or agricultural property or used for an agricultural purpose as defined under Iowa law.

•	Farm Credit will promptly proceed with Special Execution and a Sheriff's Sale, which remains scheduled for September 7, 2010, under the Amended Decree of Foreclosure.

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If Farm Credit is the highest bidder at the foreclosure sale and receives the sheriff's certificate deed, then from and after the receipt of the sheriff's certificate deed thru December 31, 2010, the Company will have a right of first refusal to repurchase the real estate and Plant. If Farm Credit proposes to sell the real estate and Plant, in a transaction other than a public auction through December 31, 2010, Farm Credit will first offer the Company the right to repurchase the real estate and Plant on the same terms and at the same price that Farm Credit proposes to sell the real estate and Plant.

•	As of the foreclosure sale, the Company will waive its right to redeem the real estate and Plant from the Decree of Foreclosure.

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As of the foreclosure sale of the real estate and Plant, Farm Credit will waive any claim or right to a deficiency judgment against the Company. Farm Credit agrees to limit its judgment to claims against the real estate and Plant.

•	In exchange for the Company's commitments under the Turnover Agreement, including the waiver of redemption rights, Farm Credit will pay to the Company $100,000.00 on September 8, 2010.

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In exchange for these agreements, (a) the Company, on its behalf and that of its members, officers, directors and successors and assigns, gave Farm Credit, its participating lenders and their respective officers, directors and successors and assigns, a general release of all known and unknown claims and disputes arising prior to July 29, 2010; and (b) Farm Credit, for itself, and its shareholders, members, officers, directors, successors and assigns, gave the Company and its members, officers, directors, successors and assigns a general release of all known and unknown claims and disputes arising prior to July 29, 2010.

The foregoing description of the Turnover Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02.             Termination of a Material Definitive Agreement.

On July 30, 2010, REG Services Group, LLC, as successor in interest to Renewable Energy Group, Inc. (“REG”), notified the Company that it had terminated the Company’s 2006 Management and Operational Services Agreement, as amended (the “Management Agreement”) with REG effective immediately.  REG asserted in its notice that the Company is unable to pay its debts as they mature, giving rise to REG’s right under the Management Agreement to terminate it immediately.

Previously, on December 31, 2009, the Company notified REG of the Company’s termination of the Management Agreement effective December 31, 2010.  On January 11, 2010, the Company received a response from REG disputing the validity of the Company’s termination notice.  REG contended that the Management Agreement cannot be terminated until a period of 3 years after the Company’s initial production commences, which, based on REG’s interpretation, had not yet occurred. REG’s July 30, 2010 notice of termination is the first notification under the Management Agreement received from REG since the Company’s receipt of REG’s January 11, 2010 response.

Item 8.01.             Other Events.

On August 3, 2010, Kenneth M. Clark, a member and President of the Company, applied to the District Court of the Seventh Judicial District of Iowa for a Decree of Judicial Dissolution of the Company as permitted under the Iowa Limited Liability Company Act (“LLC Act”).  Mr. Clark’s Application for Judicial Dissolution (“Application”) stated that given the pending foreclosure proceedings against the Company’s principal asset, its biodiesel production facility in Algona, Iowa, it is not reasonably practicable to continue to carry on the Company’s business.

The Board of Directors of the Company authorized the filing of the Application and determined that, under the Company’s circumstances, it was appropriate to seek judicial dissolution of the Company and to wind up its affairs.  The Board of Directors designated Chris L. Daniel, Chief Executive Officer of the Company, to act as Liquidator in accordance with the Company’s First Amended and Restated Operating Agreement, to proceed with winding up its affairs, liquidating its assets and distributing its assets as set forth in the LLC Act.

As noted above, on July 29, 2010 the Company and Farm Credit entered into a Turnover Agreement under which the Company voluntarily turned over possession of the real estate and Plant to Farm Credit on July 30, 2010.

Further, the Application stated that the Company is in no financial position to pay the judgment, redeem the property from foreclosure, or to otherwise reorganize and carry on its business affairs.

The foregoing descriptions of the Application for Judicial Dissolution do not purport to be complete and are qualified in their entirety by reference to such document, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Turnover Agreement by and between East Fork Biodiesel and Farm Credit Services of America, FLCA dated July 29, 2010
99.1	Application for Judicial Dissolution Pursuant to Iowa Code Section 490A.1302

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAST FORK BIODIESEL, LLC

Date: August 4, 2010	By:
Chris Daniel
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Turnover Agreement by and between East Fork Biodiesel and Farm Credit Services of America, FLCA dated July 29, 2010
99.1	Application for Judicial Dissolution Pursuant to Iowa Code Section 490A.1302

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